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STPLAN.DOC
















                SNET SHORT TERM INCENTIVE PLAN



                         PLAN DOCUMENT

                   Effective January l, l983
          with amendments to and including amendments
                  effective February 8, 1995
                SNET SHORT TERM INCENTIVE PLAN


l.  Purpose

    The purpose of the Short Term Incentive Plan (the "Plan") is to provide key executives of the Southern New England Telecommunications Corporation (the "Corporation") and its subsidiaries with incentive compensation based upon the achievement of individual, unit and corporate goals for the Corporation and its subsidiaries The term "subsidiaries" as used herein shall mean corporations, a majority of the outstanding shares of voting stock of which is owned by the Corporation directly or indirectly.

2.  Awards

    The Board of Directors (the "Board") of the Corporation or the Personnel Resources Committee (the "Committee") (which has been delegated the authority to grant such awards to those persons in Salary Band D) as determined in accordance with their respective authority subject to the limitations of the Plan, may make awards in each calendar year with respect to the preceding year ("Award Year"), beginning with awards made in 1984 with respect to Award Year 1983, in such amounts and to such of the eligible executives. Awards shall be paid in cash in the calendar year the awards are made, except to the extent that an eligible employee has made an election to defer the receipt of such award pursuant to the procedures contained in the SNET Incentive Award Deferral Plan. The Board or the Committee in accordance with their respective authority shall approve a target percentage for each grade salary band of management eligible for awards under the Plan to be applied to the executive's actual salary rate ("Standard Award") for each Award Year. A percentage of the Standard Awards for any Award Year will be determined based upon the level of achievement during such Award Year of the performance factors referred to in A through C below and the weights assigned each area of performance.

    The percentage of the Standard Awards referred to above shall be based upon the level of achievement varying from 0 to 200 percent for each performance factor during the Award
    Year with regard to:

        A. Corporate Results based on earnings performance against goals derived from the corporate operating plan and non-financial performance and goals determined by the Board.

        B. Unit Results the participant's unit is similarly evaluated using such criteria as income and earnings against the operating plan and other non-financial objectives identified by senior management.

        C. Individual Performance determined primarily through annual executive appraisal, on end-of-year judgment, or performance against objectives established by senior management at the end of the year.

    The performance factors of Unit and Individual results may be adjusted by the Board to take into account Corporate results. The performance factors of Corporate, Unit and Individual results will be weighted for each participant according to the relative importance of each of those areas on a case-by-case basis.

3.  Eligibility
        (a) Persons employed by the Corporation or any of its subsidiaries during an Award Year in active service in positions determined by the Board to be in the executive compensation group are eligible for awards under the Plan for such Award Year (whether or not so employed or living at the date an award is granted); provided that the employee had at least three months of active service [excluding any time the employee was absent on account of disability and receiving any Sickness or Accident Disability Benefits under the Sickness and Accident Disability Benefit Plan ("Disability Benefits") and any vacation time used to extend the employee's retirement or resignation date] during the Award Year with the Corporation or any of its subsidiaries. Employees are not rendered ineligible by reason of being a member of the Board.

        (b) The Standard Award applicable to an employee otherwise eligible for awards under the Plan for an Award Year shall be pro-rated over the Award Year or the employee shall be ineligible for an award, as follows:


      (1)  entrance to or exit from a       -pro-rate from date
        level of management eligible        of entrance or exit
        for awards after the                to the nearest half
        beginning of the award year         month

        (2)  changes in position            -pro-rate according
        level                               to time of active
                                            service at each
                                            position level to
                                            the nearest half
                                            month

      (3)  receipt of Disability            -pro-rate based on
        Benefits for more then              time of service
        three months in an award year       while not  receiving
        under the Plan                      disability benefits

      (4)  receipt of Disability            -no reduction in
        Benefits for three months or        applicable standard
        less in an award year               award

       (5)  retirement or resignation       -pro-rate to date of
                                            retirement or
                                            resignation

       (6)  leave of absence                -pro-rate to date
                                            leave of absence
                                            commences unless
                                            otherwise provided
                                            by the Board

       (7)  death during an award           -pro-rate to date of
        year                                death

      (8)  dismissal during or after        -no award
        an award year by the
        Corporation or any of its
        subsidiaries

4.     Adjustments

    In order to assure the incentive features of the Plan, and to avoid distortion in the operation of the Plan, the Board may make adjustments in the criteria established for any Award Year whether before or after the end of the Award Year to the extent it deems appropriate in its sole discretion, which shall be conclusive and binding upon all parties concerned, to compensate for or reflect any extraordinary changes which may have occurred during the Award Year which significantly alter the basis upon which such performance levels were determined. Such changes may include, without limitation, changes in accounting practices, tax, regulatory or other laws or regulations, or economic changes not in the ordinary course of business cycles.

5.      Other Conditions

        (a) No person shall have any claim to be granted an award under the Plan and there is no obligation for uniformity of treatment of eligible employees under the Plan. Awards under the Plan may not be assigned or alienated.

        (b) Neither the Plan nor any action taken hereunder shall be construed as giving to an employee the right to be retained in the employ of the Corporation or any of its subsidiaries.

        (c) The Corporation and its subsidiaries shall have the right to deduct from any award to be paid under the Plan any federal, state or local taxes required by law to be withheld with respect to such payment.

        (d) Notwithstanding any other provision of the Plan, no awards will be made if at the time payment would have been made:

              (i)  the regular quarterly dividend on any
              outstanding common, preference or preferred shares of stock of the Corporation ("shares") has been omitted and not subsequently paid or there exists any default in payment of dividends on any such outstanding shares,

              (ii) the rate of dividends on the shares of common stock of the Corporation is lower than any regular quarterly dividend paid during the Award Year, adjusted for any stock split, combination, exchange or similar change, or

              (iii) estimated consolidated net income of the Corporation and its subsidiaries for the twelve-month period preceding the month the awards would otherwise have been made is less than the sum of (1) the amount of the awards to be made under the Plan and the amount of payments and awards eligible for distribution under the SNET Long Term Incentive Plan (the "Long Term Plan") in that month and (2) all dividends applicable to such period on an accrual basis, either paid, declared or accrued at the most recently paid rate, on all outstanding shares.







                                       In the event net income
           available under clause (iii) above for awards under the Plan, and for payments and awards eligible for distribution under the Long Term Plan is sufficient to cover part but not all of such amounts, the following order shall be applied, prorata within each category:

            (i)  Units eligible for distribution under the Long
Term Plan,

           (ii)  Awards under this Plan.

        (e) Unless otherwise provided by the Board, Awards under the Plan shall be excluded in determining benefits under any pension, retirement, disability, death, savings or other benefit plan of the Corporation or any of its subsidiaries except where required by law.

6.  Designation of Beneficiaries

    An eligible employee may designate a beneficiary or beneficiaries to receive all or part of the awards which may be granted to the employee under the Plan in case of death. A designation of beneficiary may be replaced by a new designation or may be revoked by the employee at any time. A designation or revocation shall be on a form to be provided for that purpose and shall be signed by the employee and delivered to the Corporation prior to the employee's death. In case of employee's death, an award granted under the Plan with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be paid to the designated beneficiary or beneficiaries. Any award granted to an employee who is deceased and not subject to such a designation shall be distributed to the employee's estate. If there shall be any question as to the legal right of any beneficiary to receive an award under the Plan, the amount in question may be paid to the estate of the employee, in which event the Corporation and any of its subsidiaries shall have no further liability to anyone with respect to such amount.

7.  Plan Administration

        (a) The Board shall have full power to administer and interpret the Plan and to establish rules for its administration. The level of achievement of the performance factors referred to in items A, B, and C of
        Section 2 shall be conclusively determined by the Board. The Board may delegate its authority under this subsection to any designated committee of the Board. The Board or any committee of the Board in making any determination under or referred to in the Plan shall be entitled to rely on opinions, reports or statements of officers and employees of the Corporation and any of its subsidiaries and of counsel, public accountants and other professional or expert persons.

        (b) The Plan shall be governed by the laws of the State of Connecticut and applicable Federal Law.

8.   Change of Control

     Any other provision of the Plan (including, without limitation, Section 5(d)) to the contrary notwithstanding, in the event of a Change of Control (as defined below):

          (a) the Corporation shall pay each eligible employee promptly following such Change of Control (i) any unpaid Award, including any Award deferred pursuant to Section 2, with respect to an Award Year prior to the Award Year in which such Change of Control occurs without reduction and (ii) an award under the Plan with respect to an Award Year in which the Change of Control occurs equal to 100 percent of the Standard Award for such Award Year;

          (b) in the event a Standard Award has not been established pursuant to Section 2 for the Award Year in which the Change of Control occurs, the Standard Award for such Award Year with respect to each eligible employee shall be the Standard Award that would have been established with respect to each eligible employee based upon the salary grade levels and actual salary rate of each such eligible employee for such Award Year but utilizing the target percentages for each salary grade level established for the immediately preceding Award Year; and

      (c) if the Plan is continued following a Change of Control, any amount paid to an eligible employee pursuant to Section 8(a)(ii) shall be credited against any award that would otherwise be paid to such eligible employee with respect to an Award Year in which the Change of Control occurs.

          For purposes of this Section 8, a Change of Control shall mean:

               (A) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); excluding, however, the following:
               (i) any acquisition directly from the
               Corporation, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) participated in by the Corporation or any corporation controlled by the Corporation or (iv) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar corporate transaction (in each case, a "Corporate Transaction"), if, pursuant to such Corporate Transaction, the conditions described in clauses
               (i), (ii) and (iii) of Paragraph (C) of this
               Section 8 are satisfied; or

               (B) a change in the composition of the Board of Directors of the Corporation (the "Board") such that the individuals who, as of December 12, 1990, constitute the Board (the Board as of the above date shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this
               Section 8, that any individual who becomes a member of the Board subsequent to the above date whose election, or nomination for election by the shareholders of the Corporation, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
               Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

               (C)  the approval by the shareholders of the
               Corporation of a Corporate Transaction or, if consummation of such Corporate Transaction is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Corporate Transaction pursuant to which (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction and the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (other than the Corporation, any employee benefit plan (or related trust) participated in by the Corporation or such corporation resulting from such Corporate Transaction and any Person beneficially owning, immediately prior to such Corporate Transaction, directly or indirectly, 20% or more of the Outstanding Corporation Common Stock or Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or



             (D)  the approval by the shareholders of the
             Corporation of (i) a complete liquidation or dissolution of the Corporation or (ii) the sale or other disposition of all or substantially all of the assets of the Corporation; excluding, however, such a sale or other disposition to a corporation, with respect to which following such sale or other disposition, (1) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (2) no Person (other than the Corporation and any employee benefit plan (or related trust) participated in by the Corporation or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities, as the case may be) will beneficially own, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of such corporation.

9.   Modification or Termination of Plan

     The Board may modify or terminate the Plan at any time to be effective at such date as the Board may determine. The Vice President-Human Resources of The Southern New England Telephone Company, with the concurrence of the Vice President and General Counsel, shall be authorized to make modifications to the Plan which may be dictated by requirements of federal and state statutes applicable to the Corporation or any of its subsidiaries or authorized or made desirable by such statutes. A modification may affect present and future eligible employees.

10.  Effective Date:

     The effective date of the plan shall be January l, l983.








3/19/93